Exhibit 3.154

J70558
FILED
Apr 30 | 25 PM ‘87
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

of

ARTICLE I - NAME

The name of this corporation shall be, Gulf Coast Patient Transport Services, Inc.

ARTICLE II - PURPOSE

This corporation is organized for the purpose of supplying transport services, specifically to invalid patients and any other individuals needing specialized transportation.

ARTICLE III - CAPITAL STOCK

This corporation is authorized to issue one hundred (100) shares at one dollar ($1.00) par value of each share.

ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 523 Wisteria Drive, Milton, Florida 32570, and the name of the initial registered agent of this corporation at that address is, Jack R. Sloan.

ARTICLE V - INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) director initially. The number of directors may be increased from time to time by the By-Laws. The name and address of the initial director of this corporation is: Jack R. Sloan, 523 Wisteria Drive, Milton, Florida 32570.

ARTICLE VI - INCORPORATOR

The name and address of the person signing these articles is: Jack R. Sloan, 523 Wisteria Drive, Milton, Florida 32570.

ARTICLE VII - INDEMNIFICATION

The corporation shall indemnify any officer or director or any former officer or director to the full extent permitted by law. Jack R. Sloan, 523 Wisteria Drive, Milton, Florida 32570, the initial registered agent and Kathy E. Sloan, 523 Wisteria Drive, Milton, Florida 32570, who shall serve as the secretary of this corporation are the two persons who shall sign checks and conduct the business of this corporation.

ARTICLE VIII - AMENDMENT

This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or any amendment thereto.

IN WITNESS WHEREOF, the undersigned subscriber has executed ARTICLES OF INCORPORATION this 29th day of April, 1987.

/s/ Jack R. Sloan
Subscriber

STATE OF FLORIDA

COUNTY OF SANTA ROSA

Before me, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Jack P. Sloan, known to me and known by me to be the person who executed the foregoing Articles of Incorporation and he acknowledged before me that he executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid this 29th day of April, 1987.

Notary Public, State of Florida

My Commission Expires

AMENDMENT

to the

ARTICLES OF INCORPORATION

of

Gulf Coast Patient Transport Services, Inc.

As of March 11, 1991, this ARTICLE I of the Articles of Incorporation of this corporation shall read as follows:

ARTICLE I - Name

The name of this corporation shall be: Gulf Coast Ambulance Services, Inc.

This change shall is the result of a unanimous vote of the directors, officers, and shareholders of this corporation held on March 11, 1991, in Milton, Florida.

Signed by the officers of this corporation this twelfth day of March, 1991, in Milton, Florida.

/s/ Charles R. Sloan
Charles R. Sloan, President

/s/ Kathy E. Sloan
Kathy E. Sloan, Vice-President

/s/ Margaret R. Sloan
Margaret R. Sloan, Secretary-Treasurer

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

GULF COAST AMBULANCE SERVICES, INC.

Gulf Coast Ambulance Services, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 607.1006 of the 1989 Florida Business Corporation Act.

FIRST: The name of the corporation is Gulf Coast Ambulance Services, Inc.

SECOND: In order to change the name of the Corporation to Rural/Metro of North Florida, Inc., ARTICLE I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I - NAME

The name of the corporation shall be Rural/Metro of North Florida, Inc. (the “Corporation”).

THIRD: The foregoing amendment to the Articles of Incorporation of the Corporation was adopted by unanimous vote of the board of directors and the sole shareholder as of November 30, 1995.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment this 30th day of November, 1995.

GULF COAST AMBULANCE SERVICES, INC.

By:	/s/ James H. Brolin
James H. Bolin, President

By:	/s/ Lorraine Tully
Lorraine Tully, Assistant Secretary